Exhibit 99.1

Johanna W. (Hanneke) Faber Joins Tapestry, Inc. Board of Directors

Brings Board Membership to Eleven

NEW YORK--(BUSINESS WIRE)--August 31, 2021--Tapestry, Inc. (NYSE: TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, today announced that Hanneke Faber has been appointed to Tapestry’s Board of Directors. The appointment of Ms. Faber to the Board brings the membership to eleven, including ten independent directors.

Ms. Faber currently serves as President, Global Foods and Refreshment at Unilever PLC. She has nearly 30 years experience in consumer goods and retail, having also held global leadership roles at Royal Ahold Delhaize where she served as Chief eCommerce & Innovation Officer, and The Procter & Gamble Company, including substantial experience in the Asia Pacific region. She is a Board member at the World Economic Forum Food Stewards Board; Food Drink Europe; and Leading Executives Advancing Diversity (LEAD) and served on the Supervisory Board of Bayer AG from 2016 until 2021.

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., said, “We are delighted that Hanneke has agreed to join our Board. She is a global executive with a proven track record of growth in Consumer Goods, Retail and eCommerce. In addition, she is a recognized brand builder, innovator and champion for sustainability and diversity. We are confident that her knowledge and perspective will prove valuable to us as we continue to execute our people-centered and purpose-led strategy while fueling long-term growth and profitability across our portfolio of brands.”

“We are delighted to have identified an outstanding leader who will further fortify our Board’s breadth of expertise and viewpoints,” said Susan Kropf, Chair of the Board of Tapestry, Inc. “I am certain that Hanneke’s strong business acumen, coupled with her depth of experience with consumer brands globally, will bring unique value to Tapestry and I am very pleased to welcome her to our Board.”

Upon her appointment, Ms. Faber said, “I’m excited to be joining the Board of Directors of Tapestry, a company with three powerful global brands with deep connections to consumers and a commitment to people and purpose. I look forward to supporting the organization as it focuses on strengthening its platform to drive brand growth while driving positive change for people, planet and community.”

About Tapestry, Inc.

Our global house of brands unites the magic of Coach, kate spade new york and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," “confident,” “future,” "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” “believe,” "anticipate," “proactive,” “preemptive,” “excited about,” “moving,” “leveraging,” “capitalizing,” “developing,” “drive,” “targeting,” “assume,” “plan,” “build,” “pursue,” “maintain,” “on track,” “well positioned to,” “commit,” “look forward to,” “to acquire,” “achieve,” “strategic vision,” “growth opportunities,” “next chapter” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of the Covid-19 pandemic, the ability to control costs and successfully execute our growth strategies, expected economic trends, the ability to anticipate consumer preferences, risks associated with operating in international markets and our global sourcing strategy, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of pending and potential future legal proceedings, and the impact of legislation, etc. Please refer to the Company’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.

Media:
Andrea Shaw Resnick
Chief Communications Officer
212/629-2618
aresnick@tapestry.com

Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com